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                                                                      EXHIBIT 21

Petroleum Helicopters Inc.
Subsidiaries of the Registrant at December 31, 2002

PLACE OF                                                               % OF VOTING
COMPANY                                            INCORPORATION       STOCK OWNED
--------                                           -------------       -----------
International Helicopter Transport, Inc.           Louisiana               100%
Evangeline Airmotive, Inc.                         Louisiana               100%
Acadian Composites, LLC                            Louisiana               100%
Air Evac Services, Inc.                            Louisiana               100%
PHI Aeromedical Services, Inc.                     Louisiana               100%
Petroleum Helicopters International, Inc.          Louisiana               100%
Helicopter Management, LLC                         Louisiana               100%
Helicopter Leasing, LLC                            Louisiana               100%
HELEX, LLC                                         Florida                 100%